Exhibit 99.1

Zymeworks Outlines Strategic Priorities and Outlook for 2026

•	Positive Phase 3 HERIZON-GEA-01 results for Ziihera® (zanidatamab-hrii) in first-line HER2-positive (HER2+) gastroesophageal adenocarcinoma (GEA) presented at ASCO GI

•	Up to $440.0 million in milestone payments eligible to be earned related to regulatory approvals of Ziihera in GEA in the United States, Europe, Japan, and China

•	Company well-positioned to execute new strategy compounding long-term value by integrating royalty growth, strategic acquisitions, and continued internal R&D innovation

•	$125.0 million share repurchase plan announced in November 2025 available to reduce share count

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Cash, cash equivalents, and marketable securities of approximately $270.6 million (unaudited) as of December 31, 2025, combined with anticipated regulatory milestone payments related to potential approvals of Ziihera in GEA, expected to provide cash runway beyond 2028

•	Company to present at the J.P. Morgan Annual Healthcare Conference on Wednesday, January 14, 2026 at 3:00 pm Pacific Time (PT)

Vancouver, British Columbia (January 11, 2026) – Zymeworks Inc. (Nasdaq: ZYME), a biotechnology company managing a portfolio of licensed healthcare assets, while developing a diverse pipeline of novel, multifunctional biotherapeutics, today outlined its strategic priorities and key milestones for 2026. Following a year of significant clinical, operational and financial progress, Zymeworks is focused on executing a long-term strategy designed to maximize value creation for patients, partners, and shareholders.

“2025 was a pivotal and transformative year for Zymeworks,” said Kenneth Galbraith, Chair and Chief Executive Officer of Zymeworks. “We strengthened our leadership capabilities with the addition of seasoned biotech executives and a refreshed Board, delivered strong execution across our preclinical, clinical and partnered programs, and demonstrated the value of our integrated business model. We enter 2026 with a solid financial foundation, visibility of substantial future cash flows from partnered programs and a clear strategy to compound long-term value through integrating royalty growth, disciplined internal R&D innovation, and strategic acquisitions.”

Key 2025 Accomplishments:

Zymeworks’ progress in 2025 included significant clinical advancement, strengthened leadership, and increased financial flexibility.

Partnered Programs:

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Positive results from the Phase 3 HERIZON-GEA-01 trial evaluating Ziihera® (zanidatamab-hrii) in combination with chemotherapy, with or without the PD-1 inhibitor Tevimbra® (tislelizumab), as a first-line treatment for HER2+ locally advanced or metastatic GEA. Ziihera plus chemotherapy showed a clinically meaningful and statistically significant improvement in progression-free survival (PFS) versus trastuzumab and chemotherapy, and a clinically meaningful effect with a strong trend toward statistical significance for overall survival (OS) at the first OS interim analysis;

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Regulatory approvals of zanidatamab in China by the National Medical Products Administration (NMPA) and European Commission approval, in previously treated unresectable or metastatic HER2+ biliary tract cancer;

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Our partner, J&J Innovative Medicine (J&J), reported Phase 1 trial results at ASCO 2025 for pasritamig (JNJ-78278343), a first-in-class, T-cell engaging bispecific antibody targeting human kallikrein 2 (KLK2) expressed on the surface of prostate cancer cells. In September, J&J announced initiation of several Phase 3 trials evaluating pasritamig in both monotherapy and combination regimens; and,

•	$69.6 million in milestone payments earned from BMS, GSK, J&J, Daiichi Sankyo, and BeOne Medicines from zanidatamab and legacy platform collaboration agreements.

Wholly-owned Pipeline:

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Initiation of first-in-human global studies for ZW251, a novel glypican-3 (GPC3)-targeted antibody-drug conjugate (ADC) incorporating Zymeworks’ proprietary topoisomerase 1 inhibitor payload, ZD06519, for the treatment of hepatocellular carcinoma (NCT07164313);

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Presentation of preliminary Phase 1 results for ZW191, an ADC targeting folate receptor-alpha, demonstrating responses across dose levels and supporting a wide therapeutic index of Zymeworks’ novel ADC platform, with 64% overall response rate in gynecological cancers at doses ≥6.4mg/kg. Dose optimization of ZW191 in ovarian cancer initiated in 4Q-2025;

•	Presented preclinical data for ZW1528, a novel IL-4Rα x IL-33 bispecific molecule designed to address respiratory inflammation, and the first program from our ADVANCE research strategy; and,

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Through a series of scientific publications and presentations, outlined additional preclinical data supporting the potential therapeutic benefit of clinical programs and investigational new drug (IND) candidates in our solid tumor ADC portfolio (ZW191, ZW251, and ZW327) and our Trispecific T-cell Engager (TriTCE) Co-stim platform (ZW209).

Corporate:

•	Strengthened our board of directors through the addition of three new members: Oleg Nodelman, Robert E. Landry, and Greg Ciongoli;

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Strengthened our leadership team through the addition of Dr. Sabeen Mekan as Senior Vice President, Clinical Development, Dr. Adam Schayowitz as Acting Chief Development Officer and Mr. Scott Platshon as Acting Chief Investment Officer;

•	Successfully completed $60.0 million in share repurchases under the Company’s initial Share Repurchase Program announced in August 2024; and,

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Evolved our strategy to focus on building a diversified portfolio of revenue-generating healthcare assets and wholly-owned product candidates. The new strategy will combine internal innovation, licensing, and strategic acquisitions to drive sustainable value creation for shareholders.

2026 Milestones & Priorities Expected to Drive Long-Term Value Creation

Zymeworks’ evolving strategy is designed to compound long-term value by integrating royalty growth, strategic acquisitions, and internal R&D innovation, all supported by a strengthened financial foundation and thoughtful capital allocation. The Company expects meaningful, predictable and durable cash flows from its partnered programs, including Ziihera and pasritamig, as these therapeutics continue through late-stage development and commercialization. These projected revenues provide greater flexibility in capital allocation, enabling Zymeworks to balance reinvestment into its royalty and asset portfolio, to target investment in innovative internal R&D, and to continue returning excess capital to shareholders. The Company intends to pursue partnership and acquisition opportunities based on strategic fit and long-term value creation with time and optionality rather than near-term cash needs.

This evolution also formalizes Zymeworks’ integrated operating model, which pairs a robust internal R&D engine with a growing portfolio of revenue-generating licensed products. The Company’s proven ability to evaluate, prioritize, and advance its own pipeline, independently and through valuable partnerships, provides a framework for assessing potential acquisitions that may include cash-generating products, undervalued programs, or assets with attractive financial structures. By combining internal innovation with strategic asset aggregation, Zymeworks aims to scale a model that has historically driven its success, and seeks to maximize sustainable value creation and reinforce its differentiation from other healthcare royalty and asset aggregators.

“Our internal R&D engine has demonstrated the depth and breadth of novel programs and technologies it can develop, including Ziihera and pasritamig. As we evolve our strategy, we remain committed to disciplined, data-driven portfolio management and investment decisions designed to prioritize high internal rate of return opportunities,” said Galbraith. “Our global development capabilities enable us to rapidly generate high-quality clinical data, while our integrated model ensures helps us identify, partner, or acquire the right assets to build a durable and diversified portfolio. We believe this is the foundation for long-term sustainable value creation at Zymeworks.”

The transition to an integrated partnership strategy requires a change in scope and priorities for our R&D activities within the ADVANCE R&D strategy as follows:

•	In our current ADC portfolio, we intend to continue to conduct our ongoing Phase 1 clinical studies for ZW191 and ZW251 during 2026;

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We intend to advance our other ongoing ADC research efforts, including future clinical development of ZW220, ZW327, and ZW418 (a biparatopic PTK7-targeting ADC incorporating a novel pan-RAS inhibitor payload) into clinical studies only with partnerships and collaborations and/or external funding becoming available; and,

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Beyond 2026, we intend to focus our future ADVANCE research efforts solely on multispecific antibody and engineered-cytokine platforms, funded partially with early-stage partnerships and collaborations. We expect ZW1528 to be the first of our ADVANCE R&D programs to enter clinical studies in 2026. We intend to continue actively sharing peer-reviewed publications and data across preclinical and clinical programs.

The Company anticipates the following clinical development milestones from its R&D pipeline:

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The global Phase 1 clinical trial investigating ZW191 in solid tumors is ongoing with dose optimization of ZW191 in ovarian cancer. Additional data from the Phase 1 trial is anticipated to be presented at a major medical meeting in 2026;

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The global Phase 1 clinical trial investigating ZW251 in solid tumors is actively recruiting. The Company presented a Trial-in-Progress poster for ZW251, at ASCO Gastrointestinal Cancers Symposium (ASCO GI) on January 9, 2026;

•	INDs for multispecific programs, ZW209 and ZW1528, remain on track for submission in 2026, as we continue evaluating partnership opportunities before the commencement of clinical studies; and,

•	Development of wholly-owned preclinical candidates from our multispecific antibody portfolio to provide for one planned IND filing per annum commencing in 2028.

Ziihera® (zanidatamab-hrii)

•	Late-breaking HERIZON-GEA-01 clinical data presented at ASCO GI by partner Jazz Pharmaceuticals on January 8, 2026. The study found:

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Both investigational arms, Ziihera plus tislelizumab and chemotherapy and Ziihera plus chemotherapy, led to a statistically significant and clinically meaningful prolongation of progression-free survival (PFS) with approximately 35% reduction in the risk of disease progression or death versus trastuzumab plus chemotherapy. This resulted in a median PFS of more than one year, representing a greater than four month improvement compared to the control arm.

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Ziihera plus tislelizumab and chemotherapy demonstrated a statistically significant and clinically meaningful overall survival (OS) benefit with a median OS of more than two years (26.4 months), the longest reported in a Phase 3 trial in GEA, representing a greater than seven-month improvement in median OS and a 28% reduction in the risk of death versus trastuzumab plus chemotherapy.

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At this first interim analysis, Ziihera plus chemotherapy showed a median OS of more than two years, with a strong trend toward statistical significance, favoring Ziihera plus chemotherapy versus trastuzumab plus chemotherapy. An additional planned OS interim analysis for Ziihera plus chemotherapy is currently expected in mid-2026.

•	The OS and PFS benefits were generally consistent across major prespecified subgroups including geographic region and PD-L1 status for both investigational arms.

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Based on the topline results from HERIZON-GEA-01, Jazz plans to submit a supplemental Biologics License Application in 1H-2026 for zanidatamab in the U.S. as first-line treatment for HER2+ locally advanced or metastatic GEA; and,

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Zymeworks has the potential to receive substantial near-term milestone payments related to future anticipated regulatory approvals in GEA totaling $440.0 million, as follows: U.S.—$250.0 million; EU—$100.0 million; Japan—$75.0 million; China—$15.0 million.

Authorized Share Repurchase Program

In November 2025, the Board of Directors authorized a new share repurchase program providing the ability to repurchase up to $125.0 million in common stock. The program underscores our confidence in Zymeworks’ long-term growth prospects and helps enhance shareholder value by reducing share count, while maintaining cash resources for operations and growth investments and preserving financial flexibility for strategic opportunities.

To date, the Company has utilized approximately $19.0 million of this approved repurchase program to acquire 727,271 shares of the Company’s common stock at an average price of $26.07 (exclusive of commission expense and estimated excise tax).

Operational and Cash Runway Guidance

Our adjusted gross operating expense (non-GAAP) guidance for combined adjusted research and development (R&D) expense (non-GAAP) and adjusted general and administrative (G&A) expense (non-GAAP) (excluding stock compensation expense) outlines a disciplined framework of approximately $300.0 million in aggregate adjusted gross operating expenditures (non-GAAP) over a three-year period ending December 31, 2028. We expect a greater proportion of adjusted gross operating expense (non-GAAP) to be incurred in 2026 and decline in 2027 and 2028, reflecting a deliberate and measured investment across R&D and G&A aligned with clearly defined strategic priorities. This outlook reflects current expectations, underscores our continued focus on cost discipline and capital allocation rigor, and does not include any potential acquisition-related expenditures.

As of December 31, 2025, the Company had cash resources of approximately $270.6 million (unaudited), consisting of cash, cash equivalents, and marketable securities.

Based on current operating plans and our existing cash resources, and assuming full execution of the $125.0 million share repurchase plan and receipt of anticipated regulatory milestone payments of $440.0 million associated with potential regulatory approvals of Ziihera in GEA in the United States, Europe, Japan, and China, we believe we are positioned to fund planned operations beyond 2028. This anticipated cash runway does not take into account any contribution from additional future milestone payments or royalties related to Ziihera, other current licensed product candidates or contributions from future partnerships and collaborations.

J.P. Morgan Healthcare Conference Presentation and Webcast

Management will participate in the J.P. Morgan Annual Healthcare Conference taking place in San Francisco, California, from January 12-15, 2026, and present on January 14, 2026, at 3:00 pm PT. The presentation and webcast will be available on Zymeworks’ website.

Non-GAAP Information

In addition to reporting financial information in accordance with U.S. generally accepted accounting principles (GAAP) in this press release, we have elected to present selected non-GAAP, or adjusted, financial measures on a forward-looking basis. A reconciliation of anticipated adjusted gross operating expense, adjusted research and development expense, and adjusted general and administrative expense to the most directly comparable GAAP measures is not available without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, and we are also unable to predict the probable significance of such adjusted measures. Accordingly, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided a reconciliation for the adjusted gross operating expense, adjusted research and development expense, and adjusted general and administrative expense guidance provided in this press release. Zymeworks believes that estimated adjusted gross operating expense, adjusted research and development expense, and adjusted general and administrative expense, which are non-GAAP financial measures, may be helpful to investors because they provides consistency and comparability with financial performance across periods. These non-GAAP financial measures are not defined by GAAP and should not be considered as alternatives to operating expenses, research and development expenses, and general and administrative expenses or any other indicators of Zymeworks’ performance required to be reported under GAAP. In addition, other companies, including companies in Zymeworks’ industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could the reduce the usefulness of adjusted gross operating expense, adjusted research and development expense, and adjusted general and administrative expense as financial measures. As defined by Zymeworks, adjusted gross operating expense represents the aggregate of adjusted research and development expense and adjusted general and administrative expense, each of which excludes stock-based compensation expense for equity- and liability-classified equity instruments.

About Zymeworks Inc.

Zymeworks is a global biotechnology company managing a portfolio of licensed healthcare assets and developing a diverse pipeline of novel, multifunctional biotherapeutics to improve the standard of care for difficult-to-treat diseases, including cancer, inflammation, and autoimmune disease. The Company’s asset and royalty aggregation strategy focuses on optimizing positive future cash flows from an emerging portfolio of licensed products such as Ziihera® (zanidatamab-hrii) and other licensed products and product candidates, such as pasritamig. In addition, Zymeworks is also building a portfolio of healthcare assets that can generate strong cash flows, while supporting the early-stage development of innovative medicines. Zymeworks engineered and developed Ziihera, a HER2-targeted bispecific antibody using the Company’s proprietary Azymetric™ technology and has entered into separate agreements with BeOne Medicines Ltd. (formerly BeiGene, Ltd.) and Jazz Pharmaceuticals Ireland Limited granting each exclusive rights to develop and commercialize zanidatamab in different territories. Zymeworks is rapidly advancing a robust pipeline of product candidates, leveraging its expertise in both antibody drug conjugates and multispecific antibody therapeutics targeting novel pathways in areas of significant unmet medical need. The Company’s complementary therapeutic platforms and fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated antibody-based therapeutics. These capabilities have been further leveraged through strategic partnerships with global biopharmaceutical companies. For information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on X.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements that relate to Zymeworks’ expectations regarding implementation of its strategic priorities and the anticipated benefits thereof, including shareholder returns and the anticipated manner of such returns; implementation of its long-term strategy to maximize value creation; preliminary and unaudited estimates of its cash, cash equivalents, and marketable securities; anticipated sufficiency of existing cash resources, assuming full execution of the share repurchase plan and receipt of anticipated regulatory milestone payments associated with potential regulatory approvals of Ziihera in GEA in the United States, Europe, Japan, and China, to fund Zymeworks’ planned operations beyond 2028; expectations regarding cash flows from partnered programs, including Ziihera and pasritamig; Zymeworks’ ability to balance reinvestments into its royalty and asset portfolio and internal R&D and return to stockholders; implementation of its evolving asset aggregation strategy, including existing and potential future royalty streams and existing and potential new partnerships; the anticipated benefits of its collaboration agreements, including Zymeworks’ ability to receive any future milestone payments and royalties thereunder; statements relating to potential milestone payments upon regulatory approvals of Ziihera in GEA and the timing thereof; statements that relate to the expected contributions of personnel to Zymeworks’ strategic goals; statements that relate to Zymeworks’ ability to execute the share repurchase plan, in whole or in part; expected timing and amount of repurchases; Zymeworks’ ability to pursue its business objectives following repurchases under the share repurchase plan; anticipated capital allocation strategy; industry opportunities for acquisition of new revenue streams or collaborations; the timing of and results of interactions with regulators; Zymeworks’ clinical development of its product candidates and enrollment in its clinical trials; the timing and status of ongoing and future studies and the related data; anticipated preclinical and clinical data presentations; expectations regarding future regulatory filings and approvals and the timing thereof; expected financial performance and future financial position, including anticipated adjusted gross operating expense (non-GAAP), adjusted research and development expense (non-GAAP) and adjusted general and administrative expense (non-GAAP) for the three-year period ending December 31, 2028, excluding any potential acquisition-related expenditures; the commercial potential of technology platforms and product candidates; Zymeworks’ ability to satisfy potential regulatory and commercial milestones with existing and future partners; the timing and status of ongoing and future studies and the release of data; anticipated continued receipt of revenue from existing and future partners; Zymeworks’ early-stage pipeline; Zymeworks’ ability to execute new collaborations and partnerships and other information that is not historical information. When used herein, words such as “plan”, “believe”, “expect”, “may”, “continue”, “anticipate”, “potential”, “will”, “on track”, “progress”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; Zymeworks may not be able to successfully execute the share repurchase plan; the anticipated benefits of the share repurchase plan may not be realized; Zymeworks may not achieve milestones or receive additional payments under its collaborations; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions, including the impact of tariffs; potential negative impacts of FDA regulatory delays and uncertainty around recent policy developments, changes in the leadership of federal agencies such as the FDA, staff layoffs, budget cuts to agency programs and research, and changes in drug pricing controls; the impact of pandemics and other health crises on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf; zanidatamab may not be successfully commercialized; Zymeworks’ business strategy related to anticipated and potential future milestones and royalty streams and existing and potential new partnerships may not be successfully implemented; Zymeworks’ evolution of its business strategy may not deliver meaningful shareholder returns; Zymeworks may be unsuccessful in actively managing and/or aggregating revenue-generating assets alongside its active R&D operations; ongoing and future clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; data providing early validation of our antibody drug conjugate platform and next generation pipeline programs may not be replicated in future studies; Zymeworks’ assumptions and estimates regarding its financial condition, future financial performance and estimated cash runway may be incorrect; inability to maintain or enter into new partnerships or strategic collaborations; and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission (copies of which may be obtained at www.sec.gov and www.sedarplus.ca).

Furthermore, we are in the process of finalizing our financial results for the fourth quarter and fiscal year 2025, and therefore our finalized and audited results and final analysis of those results are not yet available. The preliminary expectations regarding year-end cash, cash equivalents, and marketable securities are the responsibility of management, are subject to management’s review and actual results could differ from management’s expectations. The actual results are also subject to audit by our independent registered public accounting firm and no assurance is given by our independent registered public accounting firm on such preliminary expectations. You should not draw any conclusions as to any other financial results as of and for the year ended December 31, 2025, based on the foregoing estimates.

Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events.

Investor inquiries:

Shrinal Inamdar

Senior Director, Investor Relations

(604) 678-1388

ir@zymeworks.com

Media inquiries:

Diana Papove

Senior Director, Corporate Communications

(604) 678-1388

media@zymeworks.com